Exhibit 99.1

GOLDEN ENTERTAINMENT’S FIRST QUARTER NET REVENUE RISES 17.1% TO A RECORD $106.6 MILLION, NET INCOME RISES 138.6% TO $5.3 MILLION AND ADJUSTED EBITDA RISES 28.6% TO $13.6 MILLION

LAS VEGAS – May 9, 2017 – Golden Entertainment, Inc. (NASDAQ:GDEN) (“Golden Entertainment” or the “Company”), today announced financial results for the first quarter ended March 31, 2017, as summarized below.

	Three Months Ended
	March 31, 2017	March 31, 2016	% Change
	(Unaudited, in thousands)
Net revenues
Nevada Distributed Gaming	$67,078	$64,552	3.9%
Montana Distributed Gaming (1)	15,181	4,032	276.5%
Total Distributed Gaming	82,259	68,584	19.9%
Nevada Casinos	9,093	8,730	4.2%
Maryland Casino	15,215	13,683	11.2%
Total Casinos	24,308	22,413	8.5%
Corporate and other	79	37	113.5%
Net revenues	$106,646	$91,034	17.1%

Net income (loss)
Nevada Distributed Gaming	$7,529	$5,660	33.0%
Montana Distributed Gaming (1)	692	267	159.2%
Total Distributed Gaming	8,221	5,927	38.7%
Nevada Casinos	2,046	1,404	45.7%
Maryland Casino	2,681	1,591	68.5%
Total Casinos	4,727	2,995	57.8%
Corporate and other	(7,606)	(6,683)	13.8%
Net income	$5,342	$2,239	138.6%

Adjusted EBITDA (2)
Nevada Distributed Gaming	$11,000	$9,440	16.5%
Montana Distributed Gaming (1)	2,106	781	169.7%
Total Distributed Gaming	13,106	10,221	28.2%
Nevada Casinos	2,891	2,321	24.6%
Maryland Casino	3,411	2,443	39.6%
Total Casinos	6,302	4,764	32.3%
Corporate and other	(5,839)	(4,437)	31.6%
Adjusted EBITDA	$13,569	$10,548	28.6%

___________________

(1)	Represents the results from the Montana distributed gaming businesses acquired in January and April 2016 from their respective acquisition dates.
(2)	Adjusted EBITDA is a non-GAAP financial measure and definitions and disclosures, including reconciliations, are included at the end of the press release.

Blake L. Sartini, Chairman and Chief Executive Officer of Golden Entertainment, commented, “Golden Entertainment’s record 2017 first quarter financial results were driven by significant year-over-year growth across our distributed gaming and casino businesses. We generated first quarter consolidated net revenue and net income growth of 17.1% and 138.6%, respectively, and reflecting the strong operating leverage in our model, Adjusted EBITDA rose 28.6%. The first quarter 2017 financial performance of our distributed gaming segment benefited from last year’s Montana acquisitions as well as contributions from our new tavern openings.  In March, we opened the first of our seven planned taverns for this year and our three casinos in Pahrump and Rocky Gap continued to benefit from our recent investments.

“Looking ahead to the balance of 2017, Golden Entertainment remains fully focused on scaling our business and positioning the Company for continued growth. We remain on schedule to open a total of seven new Las Vegas taverns in 2017 and believe these taverns are one of the most attractive ways we can invest our capital given the positive macroeconomic trends seen in Nevada. In addition, the Governor of Maryland recently signed a bill into law that will provide us with a 10% reduction in the slot tax conditioned on our purchase of the currently State-owned slot machines at our Rocky Gap casino resort. Once the games are purchased, we expect property Adjusted EBITDA to increase approximately $3 million on an annualized basis. We intend to complete the purchase of these machines by July 1, 2017.

“With the strong start to 2017 and prospects for continued growth, our team continues to evaluate strategic opportunities to further expand our distributed gaming and casino businesses to support our goal of further enhancing shareholder value.”

Results for the Three Months Ended March 31, 2017

Beginning with the first quarter of 2017, the Company is now disclosing net revenue, net income and Adjusted EBITDA for both of its Nevada and Montana distributed gaming businesses as well as for its Nevada and Maryland casino operations.

Consolidated net revenues for the 2017 first quarter were $106.6 million, compared to $91.0 million in the prior-year quarter. The increase in net revenues was driven primarily by the inclusion of a full quarter of revenue from the Company’s Montana distributed gaming business versus the prior-year period, which included a partial quarter of revenue from only one of the acquired Montana operations. The Company’s Nevada distributed gaming business grew net revenue 3.9% year-over-year to $67.1 million. Net revenues for the Company’s Nevada and Maryland casino operations grew 4.2% and 11.2%, respectively, over the prior-year period to $9.1 million and $15.2 million, respectively.

For the first quarter of 2017, net income was $5.3 million, or $0.23 per diluted share, compared to $2.2 million, or $0.10 per diluted share, in the prior-year quarter. During the first quarter of 2017, the Company incurred $0.3 million in preopening expenses compared to $0.6 million in the prior-year period. Golden’s Nevada distributed gaming business grew net income 33.0% year-over-year while net income for the Company’s Nevada and Maryland casino operations grew 45.7% and 68.5%, respectively, year-over-year.

Adjusted EBITDA for the 2017 first quarter was $13.6 million, compared to $10.5 million for the prior-year period. The increase in Adjusted EBITDA was driven primarily by the growth in consolidated net revenue, continued operating enhancements at the Company’s casino businesses, a full quarter of results from the Montana distributed gaming operations and operating leverage. Golden’s Nevada distributed gaming business grew Adjusted EBITDA 16.5% year-over-year while Adjusted EBITDA for the Company’s Nevada and Maryland casino operations grew 24.6% and 39.6%, respectively, year-over-year.

Balance Sheet and Liquidity

As of March 31, 2017, the Company had cash and cash equivalents of $45.2 million and total outstanding debt of approximately $181 million. Outstanding debt under the Company’s senior credit facility included $147 million in senior secured term loans and $27 million in borrowings under the Company’s revolving credit facility. As of March 31, 2017, the Company had $23 million of additional availability under its revolving credit facility. The weighted average effective interest rate on outstanding borrowings under these facilities for the quarter was approximately 3.3%. Both the Company’s term loans and revolving credit facilities mature in July 2020.

Charles H. Protell, Chief Strategy Officer and Chief Financial Officer, commented, “Our record first quarter of 2017 financial performance allowed us to further reinvest in our business and reduce leverage. We reduced total borrowings on our credit facility by $6.0 million while completing $5.7 million of capital expenditures across our businesses. In addition to our organic reinvestment plan, we continue to evaluate strategic opportunities to grow both our casino and distributed gaming businesses in 2017 and beyond.”

Investor Conference Call and Webcast

The Company will host a webcast and conference call today, May 9, 2017 at 5:00 p.m. Eastern Time, to discuss the first quarter 2017 results. The conference call may be accessed live by dialing 844/465-3054 or 480/685-5227 for international callers and entering the passcode 6829188. A replay will be available beginning at 8:00 p.m. ET on May 9, 2017 and may be accessed by dialing 855/859-2056 or 404/537-3406 for international callers; the passcode is 6829188. The replay will be available until May 12, 2017. The call will also be webcast live through the “Investors” section of the Company’s website, www.goldenent.com. A replay of the audio webcast will also be archived on the Company’s website, www.goldenent.com.

If you have questions about Golden Entertainment or are interested in conducting a conference call with Golden Entertainment management, please contact JCIR at 212/835-8500 or gden@jcir.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions. In addition, forward-looking statements include statements regarding the Company’s strategies, objectives, business opportunities and plans for future expansion, developments, slot machine purchases or acquisitions, anticipated future growth and trends in the Company’s business or key markets, projections of future financial condition, operating results, capital expenditures, or other financial items, anticipated regulatory and legislative changes, as well as other statements that are not statements of historical fact. Forward-looking statements are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: the Company’s ability to realize the anticipated cost savings, synergies and other benefits of the merger with Sartini Gaming, Inc. and the acquisitions of distributed gaming assets in Montana, and integration risks relating to such transactions, changes in national, regional and local economic and market conditions, legislative and regulatory matters (including the cost of compliance or failure to comply with applicable laws and regulations), increases in gaming taxes and fees in the jurisdictions in which the Company operates, litigation, increased competition, the Company’s ability to renew its distributed gaming contracts, reliance on key personnel (including our Chief Executive Officer, Chief Operating Officer and Chief Strategy and Financial Officer), the level of the Company’s indebtedness and the Company’s ability to comply with covenants in its debt facilities, terrorist incidents, natural disasters, severe weather conditions, the effects of environmental and structural building conditions, the effects of disruptions to the Company’s information technology and other systems and infrastructure, the occurrence of an “ownership change” as defined in Section 382 of the Internal Revenue Code, and factors affecting the gaming, entertainment and hospitality industries generally. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements for any reason.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA, which measure the Company believes is appropriate to provide meaningful comparison with, and to enhance an overall understanding of, the Company’s past financial performance and prospects for the future. The Company believes Adjusted EBITDA (and associated margin calculations) provide useful information to both management and investors by excluding specific expenses and gains that the Company believes are not indicative of its core operating results. Further, Adjusted EBITDA is a measure of operating performance used by management, as well as industry analysts, to evaluate operations and operating performance and is widely used in the gaming industry. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. In addition, other companies in the gaming industry may calculate Adjusted EBITDA differently than the Company does. Reconciliations of Adjusted EBITDA to net income (loss) are provided in the financial information tables below.

The Company defines “Adjusted EBITDA” as earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, preopening expenses, Merger expenses, share-based compensation expenses, executive severance and sign-on bonuses, impairments and other gains and losses. Adjusted EBITDA for a particular segment or operation is Adjusted EBITDA before corporate overhead, which is not allocated to each segment or operation. The Company defines “Adjusted EBITDA margins” for the Company or a particular segment or operation as Adjusted EBITDA divided by net revenues for the Company or such segment or operation, as applicable.

About Golden Entertainment, Inc.

Golden Entertainment, Inc. owns and operates gaming properties across two divisions – distributed gaming and resort and casino operations. Golden Entertainment operates approximately 12,000 gaming devices and nearly 30 table games in Nevada, Maryland and Montana. The Company owns four casino properties, more than 50 taverns and operates approximately 960 distributed gaming locations in multiple jurisdictions. Golden Entertainment is focused on maximizing the value of its portfolio by leveraging its scale, leadership position and proven management capabilities across its two divisions. For more information, visit www.goldenent.com.

Contacts

Investor Relations	Media Relations
Joseph Jaffoni, Richard Land, James Leahy	Howard Stutz
JCIR	Vice President Corporate Communications
212/835-8500 or gden@jcir.com	702/495-4490 or hstutz@goldenent.com

Golden Entertainment, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2017	March 31, 2016
Revenues
Gaming	$91,522	$78,472
Food and beverage	15,650	13,341
Rooms	1,578	1,555
Other operating	3,385	2,212
Gross revenues	112,135	95,580
Less: Promotional allowances	(5,489)	(4,546)
Net revenues	106,646	91,034

Expenses
Gaming	62,887	55,491
Food and beverage	9,606	8,127
Rooms	309	260
Other operating	3,200	779
Selling, general and administrative	18,502	16,234
Merger expenses	—	41
Preopening expenses	272	573
Depreciation and amortization	6,552	5,792
Total expenses	101,328	87,297
Income from operations	5,318	3,737

Non-operating income (expense)
Interest expense, net	(1,683)	(1,457)
Other, net	—	18
Total non-operating expense, net	(1,683)	(1,439)
Income before income tax benefit (provision)	3,635	2,298
Income tax benefit (provision)	1,707	(59)
Net income	$5,342	$2,239

Weighted-average common shares outstanding
Basic	22,238	21,960
Dilutive impact of stock options and restricted stock units	529	296
Diluted	22,767	22,256
Net income per share
Basic	$0.24	$0.10
Diluted	$0.23	$0.10

Golden Entertainment, Inc.

Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$45,170	$46,898
Accounts receivable, net	5,939	6,697
Income taxes receivable	193	2,340
Prepaid expenses	9,567	9,761
Inventories	3,151	2,605
Other	1,517	1,346
Total current assets	65,537	69,647

Property and equipment, net	140,643	137,581

Other assets
Goodwill	105,655	105,655
Customer relationships, net	69,807	71,168
Other intangible assets, net	26,931	27,435
Deferred income taxes	1,678	—
Other	8,595	7,592
Total other assets	212,666	211,850
Total assets	$418,846	$419,078

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$15,055	$15,752
Accounts payable	8,985	11,739
Accrued taxes, other than income taxes	2,744	3,024
Accrued payroll and related	3,647	3,478
Other accrued expenses	4,021	3,846
Total current liabilities	34,452	37,839

Long-term debt, net	163,724	167,690
Deferred income taxes	—	38
Other long-term obligations	4,318	4,085
Total liabilities	202,494	209,652
Commitments and contingencies

Shareholders' equity
Common stock, $.01 par value; authorized 100,000 shares; 22,251 and 22,232 common shares issued and outstanding, respectively	223	223
Additional paid-in capital	291,741	290,157
Accumulated deficit	(75,612)	(80,954)
Total shareholders' equity	216,352	209,426
Total liabilities and shareholders' equity	$418,846	$419,078

Golden Entertainment, Inc.

Reconciliation of Adjusted EBITDA to Net Income (Loss)

(Unaudited)

	Three Months Ended March 31, 2017
(In thousands)	Adjusted EBITDA	Depreciation/ amortization	Other operating expenses (1)	Non- operating expenses (2)	Income tax benefit	Net income (loss)
Nevada Distributed Gaming	$11,000	$(3,345)	$(85)	$(41)	$-	$7,529
Montana Distributed Gaming	2,106	(1,289)	(124)	(1)	-	692
Total Distributed Gaming	13,106	(4,634)	(209)	(42)	-	8,221
Nevada Casinos	2,891	(844)	-	(1)	-	2,046
Maryland Casino	3,411	(727)	-	(3)	-	2,681
Total Casinos	6,302	(1,571)	-	(4)	-	4,727
Corporate and other	(5,839)	(347)	(1,490)	(1,637)	1,707	(7,606)
Consolidated total	$13,569	$(6,552)	$(1,699)	$(1,683)	$1,707	$5,342

	Three Months Ended March 31, 2016
(In thousands)	Adjusted EBITDA	Depreciation/ amortization	Other operating expenses (1)	Non- operating expenses (2)	Income tax provision	Net income (loss)
Nevada Distributed Gaming	$9,440	$(3,369)	$(376)	$(35)	$-	$5,660
Montana Distributed Gaming	781	(330)	(184)	-	-	267
Total Distributed Gaming	10,221	(3,699)	(560)	(35)	-	5,927
Nevada Casinos	2,321	(917)	-	-	-	1,404
Maryland Casino	2,443	(852)	-	-	-	1,591
Total Casinos	4,764	(1,769)	-	-	-	2,995
Corporate and other	(4,437)	(324)	(459)	(1,404)	(59)	(6,683)
Consolidated total	$10,548	$(5,792)	$(1,019)	$(1,439)	$(59)	$2,239

_________________

(1)

Other operating expenses includes gain on disposal of property and equipment, preopening expenses, share-based compensation and merger expenses. Corporate and Other included share-based compensation expenses of $1.4 million and $0.4 million for the three months ended March 31, 2017 and 2016, respectively.

(2)

Non-operating expenses includes interest expense, net and other income (expense), net. Corporate and Other included interest expense, net of $1.6 million and $1.4 million for the three months ended March 31, 2017 and 2016, respectively.

# # #